EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

IVY FUNDS

Supplement dated February 26, 2018 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017, September 18, 2017, September 29, 2017,

November 17, 2017, November 22, 2017, November 28, 2017, December 29, 2017, January 12, 2018 and February 6, 2018

In the summary section for each Fund, the first paragraph under the section titled “Purchase and Sale of Fund Shares” is revised to read as follows:

The Fund’s shares are redeemable. You may purchase or redeem shares on any business day at the Fund’s NAV per share next calculated after your order is received in proper form by WI Services Company (WISC) if your account is held directly by the Fund (Direct Accounts) or by your broker-dealer or other financial intermediary if your account is held by the financial intermediary on a networked or omnibus basis with the Funds. Purchases and redemptions are subject to any applicable sales charge. For Direct Accounts, requests to purchase or redeem shares may be submitted in writing to WISC at P.O. Box 29217, Shawnee Mission, Kansas 66201-9217 (all share classes), by telephone (Class A, B (if applicable) and C shares: 800.777.6472) or via the internet if you have completed an Express Transaction Authorization Form (www.ivyinvestments.com) (Class A, B and C shares). If your shares are not held in a Direct Account (such as for Class N shares and Class R shares (if applicable), etc.), please contact your broker-dealer, financial advisor, plan administrator, third-party record keeper or other applicable financial intermediary to purchase or sell shares of the Fund. The Fund’s Class B shares are not available for purchase by new or existing investors, but are available for dividend reinvestment and exchanges. Purchases and redemptions of Fund shares in Direct Accounts through Waddell & Reed, Inc. (Waddell & Reed) as your broker will be reviewed by Waddell & Reed to ensure they are in good order and then forwarded to WISC and will be processed at the Fund’s NAV per share next calculated after your order is received in proper form by WISC.

For Funds with Class T shares, the following is added:

You may purchase or redeem Class T shares any business day through your broker-dealer or other financial intermediary that has an agreement with IDI to sell Class T shares of the Fund. Not all financial intermediaries make Class T shares available to their customers. Please contact your broker-dealer to sell Class T shares of the Fund.

The third bullet point under the “Buying Shares — When you place an order to buy shares” paragraph on page 261 is revised to read as follows:

∎

You may purchase shares of certain Funds indirectly through certain broker-dealers, banks and other third parties, some of which may charge you a fee. These firms may have additional requirements regarding the purchase of Fund shares. If you purchase shares of a Fund from certain broker-dealers, banks or other authorized third parties that perform account transactions for their clients through the NSCC, the Fund will be deemed to have received your purchase order when that third party (or its designee) has received your order in proper form. Your order will receive the offering price next calculated after the order has been received in proper form by the authorized third party (or its designee). Therefore, if your order is received in proper form by that firm before 4:00 p.m. Eastern Time on a day in which the NYSE is open, you should generally receive that day’s offering price. If your order is received in proper form by that firm after 4:00 p.m. Eastern Time, you should generally receive the offering price next calculated on the following business day. If the firm does not perform account transactions systematically through the NSCC and has not entered into an agreement permitting it to aggregate orders it receives prior to 4:00 p.m. Eastern Time and transmit such orders to the Fund on or before the following business day (such as Waddell & Reed, Inc.), you will receive the offering price next calculated after the order has been received in proper form by WISC. You should consult that firm to determine the time by which it must receive your order for you to purchase shares of a Fund at that day’s price.

The fourth bullet point of the “Selling Shares — When you place an order to sell shares or when you make a withdrawal from your Ivy InvestEd Plan account by placing an order to sell shares” paragraph on page 264 is revised to read as follows:

∎

If you purchased shares of a Fund from certain broker-dealers, banks or other authorized third parties, you may sell those shares through those firms, some of which may charge you a fee and may have additional requirements to sell Fund shares. For firms that perform account transactions systematically through the NSCC, the Fund will be deemed to have received your order to sell shares when that firm (or its designee) has received your order in proper form. Your order will receive the NAV of the redeemed class, subject to any applicable CDSC, next calculated after the order has been received in proper form by the authorized firm (or its designee). Therefore, if your order is received in proper form by that firm before 4:00 p.m. Eastern Time on a day on which the NYSE is open, you should generally receive that day’s offering price. If your order is received in proper form by that firm after 4:00 p.m. Eastern Time, you should generally receive the offering price next calculated on the following business day. If the firm does not perform account transactions systematically through the NSCC and has not entered into an agreement permitting it to aggregate orders it receives prior to 4:00 p.m. Eastern Time and transmit such orders to the Fund on or before the following business day (such as Waddell & Reed, Inc.), you will receive the NAV next calculated after the order has been received in proper form by WISC. You should consult that firm to determine the time by which it must receive your order for you to sell shares at that day’s price.

The second paragraph of the “Exchange Privileges” section on page 266 is deleted in its entirety.

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IVY FUNDS

Supplement dated February 6, 2018 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017, September 18, 2017, September 29, 2017,

November 17, 2017, November 22, 2017, November 28, 2017, December 29, 2017 and January 12, 2018

Effective immediately, Ivy Asset Strategy Fund’s benchmark index is the MSCI ACWI Index, replacing the three current benchmark indexes (the S&P 500 Index, the Bloomberg Barclays U.S. Aggregate Bond Index and the Bloomberg Barclays U.S. Treasury Bills: 1-3 Month Index) shown in the “Average Annual Total Returns — Indexes” table on page 145. IICO, the Fund’s investment manager, believes that the MSCI ACWI Index is a more representative index for the types of securities that the Fund purchases. All four benchmark indexes will be shown in the Fund’s prospectus for a period of one year for comparison purposes. The 1, 5 and 10 Year performance information for the MSCI ACWI Index as of December 31, 2016 is shown below:

Average Annual Total Returns
Indexes	1 Year	5 Years	10 Years
MSCI ACWI Index (reflects no deduction for fees, expenses or taxes)	7.86%	9.36%	3.56%

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IVY FUNDS

Supplement dated January 12, 2018 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017, September 18, 2017, September 29, 2017,

November 17, 2017, November 22, 2017, November 28, 2017 and December 29, 2017

Effective immediately, the following replaces the Class C information in the “General Comparison” table in the “Your Account — Choosing a Share Class” section (the footnotes remain unchanged):

Class C2
No initial sales charge
A 1% deferred sales charge on shares you sell within 12 months after purchase
Maximum distribution and service (12b-1) fees of 1.00%
Effective January 1, 2018, with certain exceptions, converts to Class A shares ten years from the month in which the shares were purchased, thus reducing future annual expenses

Effective immediately, the following replaces the last three sentences of the first paragraph in the “Your Account — Choosing a Share Class — Class C Shares” section:

In general, Class C shares, and any reinvested dividends and other distributions paid on such shares, automatically convert to Class A shares, on a monthly basis, ten years after the end of the month in which the shares were purchased. However, Class C shares that have been held for fewer than 10 years also will convert to Class A shares if (i) the Class C shares are not subject to a CDSC, and (ii) a commission was not paid on the sale of such shares. All conversions from Class C shares to Class A shares will be on the basis of the relative NAVs per share, without the imposition of any sales load, fee or other charge. The conversion from Class C shares to Class A shares is not considered a taxable event for Federal income tax purposes. For investors invested in Class C shares through a financial intermediary, it is the responsibility of the financial intermediary to ensure that the investor is credited with the proper holding period for the shares redeemed. The automatic conversion of Class C shares to Class A shares shall not apply to shares held through intermediaries that do not track the length of time that a participant has held such shares.

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IVY FUNDS

Supplement dated January 12, 2018 to the

Ivy Funds Statement of Additional Information

dated July 5, 2017

as supplemented July 14, 2017, August 18, 2017, September 29, 2017, November 22, 2017

and November 28, 2017

Effective immediately, the following replaces the second sentence of the second full paragraph in the “Trust Shares — The Shares of the Funds” section on page 143:

Class B and, in general, Class C shares, that have been held by a shareholder for eight and ten years, respectively, will convert, automatically, eight and ten years, respectively, after the month in which the shares were purchased, to Class A shares of the Fund, and such conversion will be made, without charge or fee, on the basis of the relative NAV of the two classes. However, Class C shares that have been held for fewer than 10 years also will convert to Class A shares if (i) the Class C shares are not subject to a CDSC, and (ii) a commission was not paid on the sale of such shares. All conversions from Class C shares to Class A shares will be on the basis of the relative NAVs per share, without the imposition of any sales load, fee or other charge. The conversion from Class C shares to Class A shares is not considered a taxable event for Federal income tax purposes. For investors invested in Class C shares through a financial intermediary, it is the responsibility of the financial intermediary to ensure that the investor is credited with the proper holding period for the shares redeemed. The automatic conversion of Class C shares to Class A shares shall not apply to shares held through intermediaries that do not track the length of time that a participant has held such shares.

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IVY FUNDS

Supplement dated December 29, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017, September 18, 2017, September 29, 2017,

November 17, 2017, November 22, 2017 and November 28, 2017

Effective January 1, 2018, the management fee for Ivy Natural Resources Fund has been reduced from 1.00% to 0.85% for assets up to $1 billion. Therefore, on that date, the following changes are made to the prospectus:

The following table and related footnotes replace the “Annual Fund Operating Expenses” table (and the applicable footnotes below corresponding to that table) in the “Fees and Expenses” section for Ivy Natural Resources Fund on page 168:

Annual Fund Operating Expenses
(expenses that you pay each year as a % of the value of your investment)	Class A	Class B	Class C	Class E	Class I	Class N	Class R	Class Y
Management Fees[3]	0.85%	0. 85%	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.25%	0.00%	0.00%	0.50%	0.25%
Other Expenses	0.52%	0.82%	0.39%	0.99%	0.24%	0.07%	0.32%	0.23%
Total Annual Fund Operating Expenses	1.62%	2.67%	2.24%	2.09%	1.09%	0.92%	1.67%	1.33%
Fee Waiver and/or Expense Reimbursement[4,5]	0.00%	0.00%	0.00%	0.82%	0.00%	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.62%	2.67%	2.24%	1.27%	1.09%	0.92%	1.67%	1.33%
[3]	Management Fees have been restated, effective January 1, 2018, thereby causing the Total Annual Fund Operating Expenses to not correlate to the expense ratio shown in the Financial Highlights table.

[4]

Through July 31, 2018, Ivy Investment Management Company (IICO), the Fund’s investment manager, Ivy Distributors, Inc. (IDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class E shares at 1.27%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees (Board).

[5]

Through July 31, 2018, IDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses of the Class Y shares do not exceed the total annual ordinary fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated without the consent of the Board.

The following replaces the “Example” section for Ivy Natural Resources Fund on pages 168-169:

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$730	$1,057	$1,406	$2,386
Class B Shares	670	1,129	1,515	2,748
Class C Shares	227	700	1,200	2,575
Class E Shares	396	871	1,372	2,747
Class I Shares	111	347	601	1,329
Class N Shares	94	293	509	1,131

	1 Year	3 Years	5 Years	10 Years
Class R Shares	170	526	907	1,976
Class Y Shares	135	421	729	1,601

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$730	$1,057	$1,406	$2,386
Class B Shares	270	829	1,415	2,748
Class C Shares	227	700	1,200	2,575
Class E Shares	396	871	1,372	2,747
Class I Shares	111	347	601	1,329
Class N Shares	94	293	509	1,131
Class R Shares	170	526	907	1,976
Class Y Shares	135	421	729	1,601

The reference to the Ivy Natural Resources Fund in the bullet point of the “The Management of the Funds — Management Fee — Ivy Cundill Global Value Fund and Ivy Natural Resources Fund” on page 239 is deleted in its entirety.

The following is inserted as a new bullet point immediately following the second bullet point on page 240, under the “The Management of the Funds — Management Fee” section:

∎

Ivy Natural Resources Fund: 0.85% of net assets up to $1 billion; 0.83% of net assets over $1 billion and up to $2 billion; 0.80% of net assets over $2 billion and up to $3 billion; 0.76% of net assets over $3 billion and up to $5 billion; 0.73% of net assets over $5 billion and up to $10 billion; and 0.70% of net assets over $10 billion.

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IVY FUNDS

Supplement dated November 22, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017, August 18, 2017, September 18, 2017, September 29, 2017

and November 17, 2017

In connection with an upcoming reorganization of the Ivy Dividend Opportunities Fund into the Ivy Global Equity Income Fund (the Fund), which is expected to close in February 2018 (the Reorganization), the Fund will begin offering Class E shares upon the closing of the Reorganization. Therefore, the prospectus of the Fund is amended as follows:

I.	The table listing the Fund’s classes on the cover of the prospectus is revised to include the following:

Class E
Ivy Global Equity Income Fund	IBIEX

II.	In the Fund Summary, the tables in the “Fees and Expenses” section beginning on page 105 of the prospectus are revised to include the following:

Shareholder Fees
(fees paid directly from your investment)	Class E6
Maximum Sales Charge (Load) Imposed on Purchases (as a % of offering price)	2.50%

(fees paid directly from your investment)	Class E6
Maximum Deferred Sales Charge (Load) (as a % of lesser amount invested or redemption value)	None
Maximum Account Fee	$20

Annual Fund Operating Expenses
(expenses that you pay each year as a % of the value of your investment)	Class E6
Management Fees	0.85%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses	0.23%
Total Annual Fund Operating Expenses	1.33%
Fee Waiver and/or Expense Reimbursement	0.00%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.33%
[6]

Class E shares of the Fund are new and have been created to be used in connection with an upcoming reorganization of the Ivy Dividend Opportunities Fund into the Fund, which is expected to close in February 2018 (the Reorganization). Class E shares of the Fund will not be offered until the closing of the Reorganization. Expenses of the Class E shares are estimated and assume consummation of the Reorganization.

[7]

With limited exceptions, for Class E shares, the current $20 account fee for Ivy InvestEd Plan accounts with a balance of less than $25,000 will be assessed annually at the close of business on the second Tuesday of December.

[8]	Other Expenses for Class E shares are based on estimated amounts for the current fiscal year and assume consummation of the Reorganization.

[9]	Through July 31, 2020, Ivy Investment Management Company (IICO), the Fund’s investment manager, Ivy Distributors, Inc. (IDI), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (WISC), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class E shares at 1.13%. Prior to that date, the expense limitation may not be terminated without the consent of the Board of Trustees (Board).

Example

This example is intended to help you compare the cost of investing in the shares of the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the particular class of shares of the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same and that expenses were capped for the period indicated above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class E Shares	$382	$702	$1,084	$2,150

You would pay the following expenses if you did not redeem your shares:

	1 Year	3 Years	5 Years	10 Years
Class E Shares	$421	$778	$1,158	$2,217

III.	In the Fund Summary, the information below is added as a new paragraph following the second paragraph in the “Performance” section on page 108 of the prospectus:

Class E shares are expected to commence operations in February 2018, upon closing of the Reorganization.

IV.	In the Fund Summary, the chart in the “Purchase and Sale of Fund Shares” section on page 109 of the prospectus is replaced with the following:

For Class A, Class C and Class E:
To Open an Account (Class A and Class C)	$750
To Open an Account (Class E)	$250
For accounts opened with Automatic Investment Service (AIS)	$150
For accounts established through payroll deductions and salary deferrals	Any amount
To Add to an Account	Any amount
For AIS	$50
For Class I, Class N, Class R and Class Y:
Please check with your broker-dealer, plan administrator or third party record keeper for information about minimum investment requirements.

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IVY FUNDS

Supplement dated November 22, 2017 to the

Ivy Funds Statement of Additional Information

dated July 5, 2017

as supplemented July 14, 2017, August 18, 2017 and September 29, 2017

In connection with an upcoming reorganization of the Ivy Dividend Opportunities Fund into the Ivy Global Equity Income Fund (the Fund), which is expected to close in February 2018 (the Reorganization), the Fund will begin offering Class E shares upon the closing of the Reorganization. Therefore, the statement of additional information of the Fund is amended as follows:

I.	The table listing the Fund’s classes on the cover of the SAI is revised to include the following:

Ivy Global Equity Income Fund	Class E IBIEX

II.

The first paragraph and corresponding table under the “Control Persons and Principal Holders of Securities” section beginning on page 72 is replaced with the following with respect to Ivy Global Equity Income Fund:

The following table sets forth information with respect to the Ivy Global Equity Income Fund, as of October 31, 2017, regarding the record or beneficial ownership of 5% or more of any class of Fund shares. Shareholders who have the power to vote a large percentage of shares (at least 25% of the voting shares of a Fund) of a particular Fund can control the Fund and affect the outcome of a proxy vote or the direction of management of the Fund.

Fund Name	Class	Ownership Type	Shareholder Name, City and State	Total Shares Owned	% of Class

Ivy Global Equity Income Fund	A	Beneficial	Edward Jones St. Louis, MO	341,542.398	7.09%

	B	Beneficial	Edward Jones St. Louis, MO	8,785.358	6.27%

	B	Record	Ivy Investment Management Company Shawnee Mission, KS	102,777.779	73.39%

	C	Beneficial	Edward Jones St. Louis, MO	47,588.347	5.17%

	C	Record	Ivy Investment Management Company Shawnee Mission, KS	315,058.481	34.23%

	C	Record	Morgan Stanley Smith Barney, LLC Jersey City, NJ	100,331.402	10.90%

	C	Record	Raymond James & Associates St. Petersburg, FL	58,670.090	6.37%

	N	Beneficial	Edward Jones St. Louis, MO	18,832.473	13.90%

Fund Name	Class	Ownership Type	Shareholder Name, City and State	Total Shares Owned	% of Class
	N	Record	National Financial Services Corp. Boston, MA	115,601.143	85.32%
	R	Record	Ivy Distributors, Inc. Shawnee Mission, KS	22,481.869	86.64%
	R	Record	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	3,466.548	13.36%
	Y	Record	Ivy Investment Management Company Shawnee Mission, KS	315,912.410	99.58%

III.

The paragraph immediately following the table under the “Control Persons and Principal Holders of Securities” section on page 102 is replaced with the following with respect to Ivy Global Equity Income Fund:

As of October 31, 2017, all of the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each class of the Ivy Global Equity Income Fund.

IV.	The information below is added as a new paragraph following the first three full paragraphs on page 115 under the “Investment Advisory and Other Services” section:

Through July 31, 2020, IICO, IDI and/or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses for Ivy Global Equity Income Fund Class E shares (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses and extraordinary expenses, if any) as follows: Class E shares at 1.13%.

V.	The fourth sentence of the second paragraph under the “Trust Shares — The Shares of the Funds” section beginning on page 142 is replaced with the following:

Each of Ivy Advantus Bond Fund, Ivy Advantus Real Estate Securities Fund, Ivy Asset Strategy Fund, Ivy Core Equity Fund, Ivy Dividend Opportunities Fund, Ivy Global Equity Income Fund, Ivy Global Income Allocation Fund, Ivy Government Money Market Fund, Ivy High Income Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Limited-Term Bond Fund, Ivy Mid Cap Growth Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Natural Resources Fund, Ivy Science and Technology Fund and Ivy Small Cap Growth Fund also offer Class E shares.